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                                                                   Exhibit 10.24

                                 AGREEMENT


     AGREEMENT (the "Agreement") dated as of October 23, 2000 by and among ARTHUR D. LITTLE, INC., a Massachusetts corporation ("ADL"), ARTHUR D.
LITTLE INTERNATIONAL, INC., a Massachusetts corporation ("ADLI," and together with ADL, the "Assignors"), C-QUENTIAL HOLDINGS, INC., a Delaware corporation ("CQHI"), and C-QUENTIAL, Inc., a Delaware corporation and wholly-owned subsidiary of ADLI ("CQI" or "Assignee").

     WHEREAS, ADL and CQI have entered into a certain Reorganization Agreement dated as of August 25, 2000 (the "Reorganization Agreement"), pursuant to which ADL and its subsidiaries assigned, transferred and delivered to CQI and its subsidiaries certain assets, and CQI and its subsidiaries assumed from ADL and its subsidiaries certain liabilities;

     WHEREAS, the Assignors, Citibank, N.A. and the other Lenders identified therein entered into an Amended and Restated Credit Agreement dated as of April 25, 2000 (as amended, modified and supplemented from time to time, the "Credit Agreement"), and ADL and the Noteholders identified therein entered into an Amended and Restated Note Purchase Agreement dated as of April 25, 2000 (as amended, modified and supplemented from time to time, the "Note Purchase Agreement," and together with the Credit Agreement, the "Debt Agreements");

     WHEREAS, the Assignors have indebtedness outstanding and owing to the Lenders pursuant to the Credit Agreement (the "Lender Debt") and the Assignors have indebtedness outstanding and owing to the Noteholders pursuant tot he Note Purchase Agreement (the "Noteholder Debt" and, together with the Lender Debt, the "Debt Obligations");

     WHEREAS, the Debt Obligations are guaranteed by CQI, which guarantees will be released upon consummation of CQI's initial public offering (the "IPO") of its Class A common stock, par value $.01 per share ("Common Stock"); and

     WHEREAS, the Assignors desire to assign certain of the Debt Obligations CQI desires to assume the same as set forth herein.


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
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     1.  Effective upon the closing of the IPO (the "IPO Closing"), without any action required of any party hereto, Assignors assign to Assignee, and Assignee assumes from Assignors, an amount of the Debt Obligations equal to the difference between the excess, if any, of (A) the gross proceeds from the sale of shares of Common Stock in the IPO over (B) $55,000,000 (such amount, the "Assumed Debt"), to have and to hold the same unto Assignee and its successors and assigns from and after the IPO Closing. Assignee shall pay the Assumed Debt, if any, in full upon the IPO Closing. The Lender Debt to be assumed and repaid will be an amount equal to 45.3125% of the Assumed Debt and the Noteholder Debt to be assumed will be an amount equal to 54.6875% of the Assumed Debt. For purposes of illustration only, based on an initial public offering price of $8.00 per share and the sale of 7,250,000 shares of Common Stock in the IPO, the amount of the Assumed Debt would be $3,000,000 (7,250,000 shares of Common Stock X $8.00 per share = gross proceeds of $58,000,000, less $55,000,000 equals $3,000,000), with the Lender Debt representing $1.36 million of the Assumed Debt and the Noteholder Debt representing $1.64 million of the Assumed Debt.

     2. CQI agrees with the Assignors that, from the date of the IPO Closing through the earlier of (i) June 1, 2001 and (ii) the date on which either the entirety of the Debt Obligations have been paid in full or the Assignors are otherwise no longer bound by such covenants, it will not take any action, and shall cause its subsidiaries not to take any action, which would cause a breach of any of the covenants contained in the Debt Agreements.

     3. The laws of the Commonwealth of Massachusetts shall govern the validity and interpretation of this Agreement and the performance by the parties hereto of their respective duties and obligations hereunder.

     4. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     5. This Agreement shall not enlarge any rights of third parties under the Debt Agreements.

     6. All capitalized terms used herein and not defined shall have the meanings given to them in the Reorganization Agreement.
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     IN WITNESS WHEREOF, the parties have duly executed and delivered this
Assignment and Assumption Agreement effective as of the date first written above.


                              ASSIGNORS:

                              ARTHUR D. LITTLE, INC.


                              By: /s/ Jack Lavin
                                 -----------------------------
                              Name: Jack Lavin


                              ARTHUR D. LITTLE INTERNATIONAL, INC.


                              By: /s/ Jack Lavin
                                 -----------------------------
                              Name: Jack Lavin



                              ASSIGNEE:

                              C-QUENTIAL, INC.

                              By: /s/ Robert Broadley
                                 -----------------------------
                              Name:  Robert Broadley


                              C-QUENTIAL HOLDINGS, INC.

                              By: /s/ Jack Lavin
                                 -----------------------------
                              Name:  Jack Lavin